SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2011

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03.  BANKRUPTCY OR RECEIVERSHIP

On March 30, 2011, the Registrant and its subsidiaries, The Family Post, Inc. and Rovion, Inc., filed a voluntary petition for relief (collectively, the "Bankruptcy Cases") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court") ("In re DigitalPost Interactive, Inc., Case Number 8:11-bk-14460 filed on March 30, 2011";  "In re Rovion, Inc. Case Number 8:11-bk-14461 filed on March 30, 2001"; and "In re The Family Post, Inc., Case Number 8:11-bk-14461 filed on March 30, 2001").  The Registrant will continue to operate itself and its subsidiaries as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Bankruptcy Cases, the Registrant and Rovion hope to enter into a transaction with Local.com Corporation, whereby Local would buy the assets of Rovion; however, such a transaction would be subject to agreement by the relevant parties and approval by the Bankruptcy Court.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The filing of the Bankruptcy Cases constitutes an event of default under the Securities Purchase Agreement, as amended, dated May 30, 2008 and related Promissory Notes and Warrant Agreements, as amended, dated May 30, 2008, June 30, 2008, and July 31, 2008 with an investment fund; Convertible Note and Warrant Purchase Agreements, as amended, dated from October 1, 2007 to October 31, 2007 with nine investors, one of whom is an executive officer and director and another of whom is a holder of greater than 10% of our common stock; Securities Purchase Agreement, as amended, and related Promissory Notes and Warrant Agreements, as amended, dated May 1, 2008, with four investors; Original Issue Discount Promissory Notes and Common Stock Securities Purchase Agreements dated from January 12, 2010 to April 14, 2010, with nine investors, one of whom is a holder of greater than 10% of our common stock; and Promissory Notes dated July 26, 2007 with a lending institution (collectively, the “Creditors Agreements”). The filing of the Bankruptcy Cases resulted in the automatic acceleration of all amounts due under the Creditors Agreements.

The ability of the creditors to seek remedies to enforce their respective rights under the Creditors Agreements is automatically stayed as a result of the filing of the Bankruptcy Cases, and the rights of enforcement of such creditors are subject to the applicable provisions of the Bankruptcy Code.

As of March 30, 2011, under the Creditors Agreements, the total principal amount of the outstanding obligations was approximately $2 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer and Director

Date:      March 31, 2011